Exhibit 2.15
[EXECUTION COPY]
THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of July 31, 2008 (this “Amendment”), among Mitel Networks, Inc. (“MNI”), Mitel US Holdings, Inc. (“Holdings”), Mitel (Delaware), Inc. (together with MNI and Holdings, each, a “U.S. Borrower” and collectively, the “U.S. Borrowers”), Mitel Networks Corporation (the “Canadian Borrower” and together with the U.S. Borrowers, each a “Borrower” and collectively, the “Borrowers”), the various financial institutions and other Persons (including Canadian Facility Lenders acting through their U.S. branches, agencies or Affiliates (each as defined in the Credit Agreement referred to below)) listed on the signature pages hereof (each a “Lender” and collectively, the “Lenders”), and Morgan Stanley Senior Funding, Inc. (“MSSF”), as the U.S. Administrative Agent (in such capacity, the “U.S. Administrative Agent”).
WITNESSETH:
     WHEREAS, the Borrowers, the Lenders, the U.S. Administrative Agent, Morgan Stanley & Co. Incorporated, as the Collateral Agent (in such capacity, the “Collateral Agent”), Morgan Stanley Bank, as U.S. Issuer (in such capacity, the “U.S. Issuer”), and as U.S. Swing Line Lender (in such capacity, the “U.S. Swing Line Lender”), Morgan Stanley Senior Funding (Nova Scotia) Co., as Canadian Administrative Agent (in such capacity, the “Canadian Administrative Agent”), as Canadian Issuer (in such capacity, the “Canadian Issuer”) and Canadian Swing Line Lender (in such capacity, the “Canadian Swing Line Lender”), are all parties to the First Lien Credit Agreement, dated as of August 16, 2007 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as further amended or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, the Borrowers have requested that the Lenders amend certain provisions of the Existing Credit Agreement, including (a) an amendment to the definition of Consolidated Working Capital Adjustment and (b) an amendment to permit the sale of some or all of the assets and liabilities of Mitel Technologies, Inc. (including certain customer contracts) which are located at, or related to, the branch offices of Mitel Technologies, Inc. in Pittsburgh, Pennsylvania for consideration which may include consideration other than cash;
     NOW, THEREFORE, the parties hereto covenant and agree as follows:
     SECTION 1.1. Defined Terms Generally. Unless otherwise defined herein, capitalized terms used herein have the meanings provided therefore in the Existing Credit Agreement.
     SECTION 1.2. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
     “Amendment” is defined in the preamble.
     “Amendment Effective Date” is defined in Article III.
     “Borrower” is defined in the preamble.
     “Credit Agreement” is defined in the first recital.

     “Existing Credit Agreement” is defined in the first recital.
ARTICLE II
AMENDMENTS TO EXISTING CREDIT AGREEMENT
     SECTION 2.1. The Existing Credit Agreement is hereby amended as follows:
     SECTION 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:
     “Pittsburgh Sale” means the sale of some or all of the assets and liabilities of Mitel Technologies, Inc. (including certain customer contracts) which are located at, or related to, the branch offices of Mitel Technologies, Inc. in Pittsburgh, Pennsylvania for consideration which may include consideration other than cash.
     “Third Amendment” means the Third Amendment to the Credit Agreement, dated as of July 31, 2008, among the Borrowers and the Lenders party thereto.
     “Third Amendment Effective Date” means the Amendment Effective Date as that term is defined in the Third Amendment.
     SECTION 2.1.2. Section 1.1 of the Existing Credit Agreement is hereby amended by amending and restating the definition of Consolidated Working Capital Adjustment in its entirety to read as follows:
“Consolidated Working Capital Adjustment’ means, for any Fiscal Year, the amount (which may be a negative number) by which Consolidated Working Capital as of the end of such Fiscal Year exceeds (or is less than) Consolidated Working Capital as of the beginning of such Fiscal Year.”
     SECTION 2.1.3. Section 7.2.11 of the Existing Credit Agreement is hereby amended by amending and restating clause (d)(ii) thereof to read as follows: “the Net Disposition Proceeds received from such Disposition, together with the Net Disposition Proceeds of all other assets Disposed of pursuant to this clause since the Closing Date, does not exceed (individually or in the aggregate) $15,000,000 over the term of this Agreement (it being understood that to the extent cash proceeds are received from the Pittsburgh Sale, such cash proceeds (but no other proceeds) shall be included when calculating the amount of Dispositions pursuant to this clause (d)(ii))”
     SECTION 2.1.4. Section 7.2.11 of the Existing Credit Agreement is hereby amended by (a) deleting the word “or” at the end of clause (d) thereof, (b) replacing the period (“.”) at the end of clause (e) thereof with “; or” and inserting a new clause (f) which shall read: “(f) the Pittsburgh Sale.”

ARTICLE III
CONDITIONS TO EFFECTIVENESS
     SECTION 3.1. Conditions to Effectiveness. This Amendment shall become effective upon the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the U.S. Administrative Agent (the date when all such conditions are so satisfied being the “Amendment Effective Date”):
     SECTION 3.1.1. Counterparts. The U.S. Administrative Agent shall have received (i) counterparts to this Amendment, executed by the Borrowers and the Required Lenders and (ii) a fully executed copy of an amendment to the Second Lien Credit Agreement, substantially in the form of this Amendment.
     SECTION 3.1.2. Certificate of Authorized Officer. The Borrowers shall have delivered a certificate of Authorized Officers, solely in their capacity as Authorized Officers of the Borrowers, certifying that, both immediately before and after giving effect to the this Amendment on the Amendment Effective Date, the statements set forth in Article IV hereof are true and correct.
     SECTION 3.1.3. Obligor Acknowledgment and Consent. The Parent and each Obligor (other then the Borrowers) shall execute and deliver an Acknowledgment and Consent in substantially the form of Annex I hereto.
     SECTION 3.1.4. Legal Matters. All legal matters incident to this Amendment shall be satisfactory to the U.S. Administrative Agent and its counsel.
     SECTION 3.1.5. Payment of Expenses. The Borrowers shall have paid all reasonable fees, costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and the administration of the Credit Agreement, including without limitation, the reasonable fees and disbursements of counsel to the U.S. Administrative Agent.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     To induce the Lenders to enter into this Amendment, the Borrowers represent and warrant to the Lenders as set forth below:
     SECTION 4.1. Representations and Warranties, No Event of Default. The representations and warranties contained herein, in Article VI of the Credit Agreement and in each other Loan Document, including any certificate or other writing delivered by or on behalf of any Obligor to any Secured Party in connection with this Amendment are true and correct in all material respects both immediately before and after giving effect to this Amendment (except that any representation and warranty expressly made as of a specific date shall be true and correct only as of such specific date), and both immediately before and after giving effect to this Amendment no Default or Event of Default shall have occurred, assuming effectiveness of this Amendment, and be continuing or would result from this Amendment becoming effective in accordance with its terms.

     SECTION 4.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Obligor of this Amendment, the Credit Agreement as amended hereby and each Loan Document executed or to be executed by it are in each case within such Person’s powers, have been duly authorized by all necessary action, and do not (a) contravene any (i) Obligor’s Organic Documents, (ii) court decree or order binding on or affecting any Obligor or (iii) law or governmental regulation binding on or affecting any Obligor; or (b) result in (i) or require the creation or imposition of any Lien on any Obligor’s properties (except as permitted by the Credit Agreement) or (ii) a default under any material contractual restriction binding on or affecting any Obligor.
     SECTION 4.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Amendment Effective Date will be, duly obtained or made and which are, or on the Amendment Effective Date will be, in full force and effect) is required for the consummation of this Amendment or the Credit Agreement as amended hereby or the due execution, delivery or performance by any Obligor of this Amendment, the Credit Agreement as amended hereby or any Loan Document to which it is a party.
     SECTION 4.4. Validity, etc. This Amendment, the Credit Agreement (as amended hereby) and each Loan Document to which any Obligor is a party constitutes the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).
ARTICLE V
CONTINUED EFFECTIVENESS OF CREDIT AGREEMENT
     SECTION 5.1. Continued Effectiveness of Credit Agreement. Each Borrower hereby (a) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Document to the “Credit Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (b) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, or grant to the Collateral Agent, a Lien on any collateral as security for the Obligations of the Borrowers from time to time existing in respect of the Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is ratified and confirmed in all respects.
ARTICLE VI
MISCELLANEOUS
     SECTION 6.1. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 6.2. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.
     SECTION 6.3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.
     SECTION 6.4. Loan Document Pursuant to Credit Agreement. This Amendment constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (a) any representation or warranty made by an Obligor under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (b) an Obligor shall fail to perform or observe any term, covenant or agreement contained in this Amendment.
     SECTION 6.5. No Waiver. This Amendment is not, and shall not be deemed to be, a waiver of or consent to any Event of Default, event with which the giving of notice or lapse of time or both may result in an Event of Default, or other non-compliance now existing or hereafter arising under the Credit Agreement and the other Loan Documents.
     SECTION 6.6. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     SECTION 6.7. Fees and Expenses. The Borrowers shall pay on demand all out-of-pocket costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment, including without limitation, the reasonable fees and expenses and other reasonable charges of legal counsel to the Agents.
     SECTION 6.8. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH PERSON IN CONNECTION THEREWITH. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES ENTERING INTO THIS AMENDMENT. EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

MITEL NETWORKS CORPORATION
By:	/s/ Steve Spooner
	Name:	Steve Spooner
	Title:	CFO

MITEL NETWORKS, INC.
By:	/s/ Steve Spooner
	Name:	Steve Spooner
	Title:	Vice President

MITEL US HOLDINGS, INC.
By:	/s/ Steve Spooner
	Name:	Steve Spooner
	Title:	Chairman & President

MITEL (DELAWARE), INC.
By:	/s/ Steve Spooner
	Name:	Steve Spooner
	Title:	Director

MORGAN STANLEY SENIOR FUNDING, INC., as the U.S. Administrative Agent and a Lender
By:	/s/ Stephen B. King
	Name:	Stephen B. King
	Title:	Vice President Morgan Stanley Senior Funding, Inc.

[OTHER LENDERS] Merrill Lynch Capital Corp.
By:	/s/ Arminee Bowler
	Name:	ARMINEE BOWLER
	Title:	VICE PRESIDENT

Special Value Opportunities Fund, LLC
By:	/s/ Mark K. Holdsworth
	Name:	Mark K. Holdsworth
	Title:	Authorized Person

Special Value Expansion Fund, LLC
By:	/s/ Mark K. Holdsworth
	Name:	Mark K. Holdsworth
	Title:	Authorized Person

Special Value Continuation Partners, LP
By:	/s/ Mark K. Holdsworth
	Name:	Mark K. Holdsworth
	Title:	Authorized Person

Tennenbaum Opportunities Partners V, LP
By:	/s/ Mark K. Holdsworth
	Name:	Mark K. Holdsworth
	Title:	Authorized Person

Tennenbaum Capital SPC for the A/C of Tennenbaum Multi-Strategy Master Fund Segregated Portfolio
By:	/s/ Mark K. Holdsworth
	Name:	Mark K. Holdsworth
	Title:	Authorized Person

ANNEX I
ACKNOWLEDGEMENT AND CONSENT
Form of Acknowledgment and Consent
     Reference is made to (i) the Credit Agreement, dated August 16, 2007 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”) among Mitel Networks, Inc. (“MNI”), Mitel US Holdings, Inc. (“Holdings”), Mitel (Delaware), Inc. (together with MNI and Holdings, each, a “U.S. Borrower” and collectively, the “U.S. Borrowers”), Mitel Networks Corporation (the “Canadian Borrower” and together with the U.S. Borrowers, each a “Borrower” and collectively, the “Borrowers”), the various financial institutions and other Persons (including Canadian Facility Lenders acting through their U.S. branches, agencies or Affiliates) listed on the signature pages hereof (each a “Lender” and collectively, the “Lenders”), Morgan Stanley Senior Funding, Inc. (“MSSF”), as the U.S. Administrative Agent (in such capacity, the “U.S. Administrative Agent”), Morgan Stanley & Co. Incorporated, as the Collateral Agent (in such capacity, the “Collateral Agent”), Morgan Stanley Bank, as U.S. Issuer (in such capacity, the “U.S. Issuer”), and as U.S. Swing Line Lender (in such capacity, the “U.S. Swing Line Lender”), and Morgan Stanley Senior Funding (Nova Scotia) Co., as Canadian Administrative Agent (in such capacity, the “Canadian Administrative Agent”), as Canadian Issuer (in such capacity, the “Canadian Issuer”) and Canadian Swing Line Lender (in such capacity, the “Canadian Swing Line Lender”) and (ii) the Third Amendment to Credit Agreement, dated as of July 31, 2008 (the “Third Amendment”; the Existing Credit Agreement as subsequently amended or otherwise modified, including pursuant to the Third Amendment, being herein referred to as the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein have the same meanings as if used in the Credit Agreement.
     Each of the undersigned hereby certifies, represents and warrants as follows:
     (a) It is a Guarantor and a party to one or more Loan Documents.
     (b) It acknowledges and consents to the terms of, and the execution, delivery and performance by the Borrowers of, the Third Amendment.
     (c) It hereby reaffirms, as of the Third Amendment Effective Date, that immediately after giving effect to the Third Amendment, each of the following remain in full force and effect: (i) the covenants and agreements made by it and contained in each Loan Document to which it is a party, (ii) with respect to the Guaranty to which it is party, its guarantee of payment of the Obligations pursuant to the terms of such Guaranty, and (iii) with respect to each Security Agreement, Mortgage or any other security or collateral document to which it is a party, its pledges and other grants of Liens in respect of the Obligations pursuant to the terms of any such Loan Document.
     (d) It hereby represents and warrants, as of the Third Amendment Effective Date, that immediately after giving effect to the Third Amendment, each Loan Document to which it is a party continues to be a legal, valid and binding obligation of such Guarantor, enforceable against such party in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (e) It hereby represents and warrants, as of the Third Amendment Effective Date, that both before and after giving effect to the Third Amendment, the representations and warranties set forth in each Loan Document to which it is a party are, in each case, true and correct (i) in the case of representations and warranties not qualified by references to “materiality” of a Material Adverse Effect, in all material respects and (ii) otherwise, in-all respects, in each case with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Acknowledgment and Consent as of the 31st day of July, 2008.

[NAME OF GUARANTOR]
By:
Name:
Title:

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